SHARE PURCHASE AGREEMENT
                            ------------------------

     This Share Purchase Agreement ("Agreement"), dated as of January 31, 2006, among, the ZKID Network Company (the "Seller") and Maverick Enterprises Ltd., (the "Buyer").



                              W I T N E S S E T H:
                              --------------------


WHEREAS, Buyer is a BVI Corporation, located at Birmensdorferstr. 55, CH-8004, Zurich Switzerland;

     A. WHEREAS, Buyer wishes to purchase an aggregate of 260,000,000 shares of common stock, the Seller (collectively, the "Purchase Shares"), and the Seller desires to sell the Purchase Shares to Buyer free and clear of liens and encumbrances, for the total sum of US$220,00.00 (Two Hundred Twenty Thousand Dollars).

     B. WHEREAS, prior to the transaction Buyer is not an affiliate of Company.

     C. Seller agrees to complete the 10KSB for the year end 12/31/05, cause it to be filed, pay for the costs of the audits and legal preparation. Buyer and Seller agree that Buyer will withhold approximately $15,000.00 of this Purchase Price until the completion of the 10KSB. Upon completion of the 10KSB, Buyer agrees to release the $15,000.00 to Donald Weisberg.

     NOW, THEREFORE, it is agreed among the parties as follows:


                                   ARTICLE I

                                The Consideration
                                -----------------

     1.1 Subject to the conditions set forth herein, Seller shall sell to Buyer and Buyer shall purchase an aggregate of 260,000,000 shares of common stock of Buyer from Seller. The purchase price for the shares to be paid by Buyer to Seller is $220,000.00 (the "Consideration).


                                   ARTICLE II

                        Closing and Conveyance of Shares
                        --------------------------------

     2.1 The Purchase Shares will be deposited into an escrow account for delivery to Buyer.

     2.2 Buyer will upon receipt of the Consideration into the escrow account and satisfy a) the conditions precedent in Article VI, and b) procedures in
Article 5.

     2.3 The Escrow agent will distribute the Purchase Shares to the Buyer and distribute the consideration in accordance with Seller's written instructions, upon satisfaction of all contractual conditions.

     2.4 Upon closing of this Purchase Agreement, the company will have no current liabilities other then the ancillary payable to the transfer agent. The payable due to the auditor of $3,750.00 will be paid by Seller and the balance the Transfer Agent $5,800.00 will be paid by the Seller, funds to come from the Buyer.


                                  ARTICLE III

          Representations, Warranties and Covenants of Seller and Buyer
          -------------------------------------------------------------

     Seller and Buyer each hereby, represents warrants and covenants as follows:

     3.1 (a) The Seller has the requisite authorized common stock capital and has duly authorized the issuance of the Purchase Shares under the terms and conditions of this Agreement. The Purchase Shares, when issued, will be validly issued, non-assessable and free and clear of any lien, pledge, security interest or other encumbrance.

     3.2 This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and Buyer and is a valid and binding agreement and obligation of Buyer and Seller enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller and Buyer have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     3.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Seller or Buyer will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Buyer, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which Buyer or Seller are a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Buyer or Seller, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of Buyer pursuant to the terms of any agreement or instrument to which Buyer is a party or by which Buyer may be bound or to which any of Buyer property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by Buyer or Seller.

     3.4 Except as disclosed in the Seller's SEC reports, there is no claim, legal action, arbitration, or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of the Seller threatened against or relating to Buyer or affecting any


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

of its assets, properties, business or capital stock. There is no continuing order, injunction or decree of any court, or arbitrator to which Buyer is a party or by which Buyer or its assets, properties, business or capital stock are bound.

     3.6 The representations and warranties of the Buyer shall be true and correct as of the date hereof.

     3.7 No representation or warranty by Buyer or the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                        Termination of Representation and
                        ---------------------------------
               Warranties and Certain Agreements; Indemnification
               --------------------------------------------------

     3.5 Seller and Buyer, jointly and severally, shall indemnify and hold harmless the Buyer and its respective officers, directors and affiliates (the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons, the amount of, any loss, liability, claim, damage (including, without limitation, incidental and consequential damages), cost, expense (including, without limitation, interest, penalties, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professional experts) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly arising from, attributable to or in connection with:

     (a) any representation or warranty made by Seller or Buyer in this agreement or any closing deliveries, that is, or was at the time made, false or inaccurate, or any breach of, or misrepresentation with respect to, any such representation or warranty; and

     (b) any breach by any of the Seller or Buyer of any covenant, agreement or obligation of Buyer or Seller contained in this agreement.

     (c) any claims or litigation relating to Buyer now pending or threatened or which may hereafter be brought against Buyer and/or Buyer or Seller based upon events occurring prior to the date hereof and not attributable to the acts of the Buyer.

     (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.


                                    ARTICLE V

                                  Miscellaneous
                                  -------------

     5.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.


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

     5.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     5.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     5.4 This Agreement may not be amended except by written consent of both parties.




IN WITNESS WHEREOF, the parties have executed this Agreement this _____ day of January, 2006.



Seller: Zkid Network Company                   Buyer: Maverick Enterprises, Ltd.




By: ______________________________             By:______________________________
Name: Donald Weisberg                          Name:
Title: President                               Title:







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